                                                                     EXHIBIT 2.3

                                                            FINAL SIGNATURE COPY



                      PARTNERSHIP INTEREST OPTION AGREEMENT





         This PARTNERSHIP  INTEREST OPTION AGREEMENT (this  "Agreement") is made

                                                             ---------

as of May 3, 1996,  by and among AVERY  COMMUNICATIONS,  a Delaware  corporation

("ACI"),  AVERY ACQUISITION SUB, INC., a Texas  corporation  ("Merger Sub"), and

  ---                                                          ----------

HAROLD D. BOX and DAVID W. MECHLER (collectively, "Partners").

                                                   --------



                                    RECITALS



         A.  Contemporaneously  herewith,  ACI,  Merger Sub and Home Owners Long

Distance Incorporated, a Texas corporation ("HOLD"), the Partners and others are

                                             ----

entering  into an  Agreement  and Plan of Merger (the "HOLD  Merger  Agreement")

                                                       -----------------------

pursuant to which, subject to the terms and conditions set forth therein, Merger

Sub  will  merge  with and  into  HOLD,  and  HOLD  will  become a wholly  owned subsidiary of ACI.



         B. Contemporaneously  herewith, ACI, Merger Sub, Hold Billing Services,

Ltd., a Texas limited partnership ("Billing" or the "Partnership"), Hold Billing

                                    -------          -----------

& Collection, L.C., a Texas limited liability company and the general partner of

Billing,  the Partners and the other  limited  partners of the  Partnership  are entering  into a  Partnership  Interest  Purchase  Agreement  (the  "Partnership

                                                                     -----------

Interest  Purchase  Agreement")  pursuant  to  which,  subject  to the terms and

-----------------------------

conditions  set  forth  therein,  Merger  Sub  will  buy 54% of the  Partnership

Interest of the Partnership.  As used herein,  the term  "Partnership  Interest"

                                                          ---------------------

means  all of a  Partner's  interest  in  the  Partnership,  including,  without limitation,  (i)  the  right  to  receive  distributions  of the  assets  of the

Partnership,  (ii) the right to  receive  allocations  of  income,  gain,  loss,

deduction, or credit of the Partnership, (iii) the right, if any, to participate in the affairs of the Partnership pursuant to the Limited Partnership  Agreement of Hold  Billing  Services,  Ltd.  effective  May  13,  1994  (the  "Partnership

                                                                     -----------

Agreement") or the Texas Revised  Limited  Partnership  Act  ("TRLPA"),  (v) the

---------                                                      -----

right  to any and all  benefits  to  which  a  Partner  is  entitled  under  the

Partnership  Agreement  or TRLPA,  and (v) the  obligations  to comply  with the

Partnership Agreement;  and the term "Partner's Rights" means all of a Partner's

                                      ----------------

right, title, and interest in, to, and under the Partnership Interest.



         C. The Partners own an aggregate of 46% of the Partnership Interests of the  Partnership.  Subject only to the limitations  and exclusions  contained in this Agreement,  and on the terms and conditions  hereinafter set forth, each of the  Partners  desires  to grant to  Merger  Sub an option  to  purchase  all of

Partner's  Partnership Interest and Partner's Rights in the Partnership Interest

upon the terms, and subject to the conditions, herein set forth.



         NOW, THEREFORE,  in consideration of the recitals and of the respective covenants,  representations,  warranties and agreements  herein  contained,  and intending  to be legally  bound  hereby,  the  parties  hereto  hereby  agree as follows:
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                                    ARTICLE 1



                                     OPTIONS



         SECTION 1.1 GRANT OF OPTION TO PURCHASE PARTNERSHIP  INTEREST.  Subject

to the terms and conditions of this  Agreement,  Partners hereby grant to ACI an option (the  "Option") to purchase  from  Partners all of Partners'  Partnership

              ------

Interest and the Partners' Rights in the Partnership Interest, free and clear of any and all (i) liens, (ii) security interests,  (iii) pledges,  (iv) mortgages,

(v)  deeds  of  trust,  (vi)  charges,  (vi)  claims,  (vii)  conditional  sales agreements,  (viii) rights of assignment, (ix) rights to purchase, (x) rights of first offer or refusal,  (xi) options,  (xii)  warrants,  (xiii) other rights of third  parties of any type,  description  or nature  whatsoever,  or (xiv) other encumbrances  of any  type,  description  or  nature  whatsoever  (collectively,

"Liens").

 -----



         SECTION 1.2 CONSIDERATION FOR OPTION. In consideration for the grant of the  Option,  ACI  shall pay to the  Partners  the sum of  $10.00  (the  "Option

                                                                          ------

Price,").

-----



         SECTION 1.3.  EXERCISE  PRICE.  If ACI  exercises the Option during the

Option Term (as hereinafter defined),  the exercise price (the "Exercise Price")

                                                                --------------

shall be the Partnership Interest Value. As used herein,  "Partnership  Interest

                                                           ---------------------

Value" shall mean the value of the Partners Partnership Interest,  determined by

-----

a nationally  recognized  investment banking firm (the "Initial Banker"),  to be

                                                        --------------

mutually  agreed upon by the  Partners  and ACI (or if the  Partners and ACI are

unable to agree,  the New York office of Merrill  Lynch & Co.), in light of such investment  banking firm's  evaluation of Billing's  current  earnings as of the date the Option Exercise Notice (as hereinafter  defined) and such other similar matters that such investment banking firm shall deem relevant less the aggregate amount of  distributions  received by the either  Partner  that was not made pro rata to all the  limited  and general  partners  of the  Partnership;  provided,

                                                                       --------

however,  such  investment  banker shall not consider the  following  factors in

-------

determining the Partnership Interest Value:



         (i) minority interest discounts or controlling interest premiums;

         (ii) fees or overhead paid to or allocated from ACI; or

         (iii) amortization of intangibles resulting from acquisitions.



         Upon  ACI's  receipt  of  the  Initial  Banker's  determination  of the

Partnership  Interest  Value,  it shall  promptly  notify the  Partners  of such determination  and the assumptions and methodology  utilized in arriving at such determination  and provide the written  opinion of the Initial  Banker as to its determination. If within 30 Business Days of receipt of such determination,  the

Partners  shall not object  thereto,  ACI will  consummate  the  exercise of the

Option.  If within such 30-day  period the  Partners  shall object in writing to such  determination,  the Partners may appoint,  at its sole cost and expense, a nationally  recognized  investment  banking  firm (the  "Partners'  Banker")  to

                                                         -----------------

undertake  separately the evaluation  prescribed  above.  Not later than 60 days following  its written  notice to ACI of its  objection to the Initial  Banker's determination,  the  Partners  shall  provide  ACI with the  Partners'  Banker's determination, including the assumptions and methodology utilized in arriving at such determination and provide the written opinion of the Partners' Banker as to its determination. If the Partners do not provide ACI with these materials



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within the 60-day period  prescribed  above, ACI shall be entitled to consummate the exercise of its option pursuant hereto. The fees and expenses of the Initial

Banker  shall be borne by ACI.  The time  limits  herein may be  extended by the parties to provide  the  investment  bankers  such  additional  time as they may request.



         If within 30 days of the delivery of the determination of the Partners'

Banker,  the Partners' Banker and the Initial Banker are unable to resolve their differing  determinations  and  arrive at an  agreed  upon  value,  then a third nationally  recognized investment banking firm, selected by the agreement of the

Initial  Banker  and  the  Partners'   Banker,   shall  undertake  to  make  the

determinations  prescribed above. Such investment  banker's  determination as to the Partnership  Interest Value shall be delivered to ACI and the Partners along with the assumptions and methodology  utilized in arriving at such determination

as  well  as  the  written  opinion  of  such   investment   banker  as  to  its

determination.  At such time, the Partnership  Interest Value shall be deemed to be the simple average of the two closest  determinations by the three investment bankers,  which  determination  shall  be  final  and  binding  upon ACI and the

Partners.  The fees and expenses of such third investment  banker shall be borne equally by ACI, on the one hand, and the Partners,  on the other hand, and shall be paid in advance of the performance of such service.



         SECTION 1.4 PAYMENTS.  The Exercise Price may be paid in (i) cash, (ii)

shares of ACI common  stock,  par value $.01 per share ("ACI  Common  Stock") or

                                                         ------------------

(iii) any combination of cash and shares of ACI Common Stock as ACI, in its sole discretion, determines; provided however, ACI shall pay sufficient consideration

                        ----------------

in cash to permit the  Partners to pay  applicable  federal  income tax (if any)

that is payable as a result of the exercise of the Option. If the Exercise Price is paid, in whole or in part, with shares of ACI Common Stock,  the value of ACI

Common  Stock  shall be its  Current  Market  Value.  As used  herein,  the term

"Current  Market  Value"  means,  if on such date ACI Common  Stock is listed or

 ----------------------

admitted to trading on any national  securities exchange or quoted on the Nasdaq

Stock Market  ("NASDAQ") or otherwise traded in the  over-the-counter  market in

                ------

the United States,  the mean average  closing price for the 50 consecutive  days before the fifth business day preceding the Closing Date; or if on such date ACI

Common  Stock is not listed or  admitted to trading on any  national  securities exchange  or quoted on the NASDAQ or  otherwise  traded in the  over-the-counter market in the United States, the amount that a willing buyer would pay a willing seller in an arm's  length  transaction  on such date  (neither  being under any compulsion  to buy or sell) for such security as determined on the same basis as the Exercise  Prices is determined  under  Section 1.3. The Partners  shall have registration  rights with respect to the ACI Common Stock by becoming parties to that  Registration  Rights  Agreement  attached  as Exhibit B to the HOLD Merger

Agreement;  provided however, the piggy back registration rights of the Partners

            ----------------

shall be effective at the date of the Exercise Option Notice and shall expire on the  earlier of (i) three  years from the Option  Closing  Date (as  hereinafter defined)  and (ii) the date on which any Holder (as defined in the  Registration

Rights  Agreement)  may sell  shares of  Registrable  Stock (as  defined  in the

Registration  Rights  Agreement) under section k of Rule 144,  promulgated under the Securities Act of 1933, (or any successor provision).

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         SECTION 1.5  EXERCISE OF  OPTION;TERM.  The Option  shall  become fully exercisable  on the second  anniversary of the closing of the merger of ACI with and into  HOLD and  shall  remain  fully  exercisable  for a period of two years thereafter (the "Option Term"). ACI may exercise the Option in whole, but not in

                 -----------

part,  at any time before the  expiration  of the Option Term by giving  written notice of exercise (the "Option Exercise Notice") to the Partners.

                         ----------------------



         SECTION 1.6 OFFER TO PURCHASE OF MERGER SUB'S PARTNERSHIP  INTEREST. If

ACI does not exercise the Option during the Option Term,  the Partners may offer

(the "Offer") to purchase  Merger Sub's  Partnership  Interest and its rights in

      -----

its  Partnership  Interest by giving  written  notice of the Offer to Merger Sub within 120 days after the  expiration  of the Option  Term.  Such  notice  shall contain  the  purchase  price  (the  "Offer  Price")  and the  other  terms  and

                                      ------------

conditions of the Offer,  together with such  information or documentation as is reasonably  satisfactory  to ACI to  demonstrate  the financial  capacity of the

Partners to consummate the purchase of the Partnership Interest. Merger Sub may,

in its sole discretion, accept or reject the Offer.



         SECTION 1.7 SECOND OPTION.  If Merger Sub rejects the Offer,  ACI shall purchase all of the Partners'  Partnership  Interest and Partners  Rights in the

Partnership Interest on the same terms and conditions as contained in the Offer,

except the Offer  Price for the  Partners'  Partnership  Interest  and  Partners

Rights in the Partnership  Interest of the Partners shall be reduced pro rata to reflect the aggregate Partnership Interest then owned by the Partners. The Offer

Price  shall be  payable  upon the same  terms  and  conditions  as set forth in

Section 1.4.



                                    ARTICLE 2



                                     CLOSING



         SECTION 2.1 CLOSING UPON EXERCISE OF OPTION. The exercise of the Option

(the  "Closing")  shall take place (i) at the  offices  of  Winstead  Sechrest &

       -------

Minick P.C., 5400 Renaissance Tower,  Dallas,  Texas, at 10:00 a.m., local time,

on the third  business day  immediately  following the day on which the Exercise

Price is determined, or (ii) at such other place, time or date and by such means as ACI and Partners may agree.  The date on which the Option Closing takes place is referred to herein as the "Closing Date."

                              ------------



         SECTION 2.2 FURTHER  ASSURANCES.  At the Closing,  the  Partners  shall execute and deliver to ACI all such instruments and documents, and take or cause to be taken all such action,  as ACI may  reasonably  request in order to effect the acquisition by ACI of the  Partnership  Interest upon exercise of the Option or the Second Option, as the case may be, and as contemplated by this Agreement,

including  instruments  or  documents  deemed  necessary  or desirable by ACI to effect and evidence the  conveyance of the Partners'  Partnership  Interests and

Partners' Rights in the Partnership Interests upon exercise of the Option or the

Second Option,  as the case may be, by ACI in accordance  with the terms of this

Agreement.  In the event the  Partners  effect the  acquisition  of Merger Sub's

Partnership Interest as contemplated by this Agreement, Merger Sub shall execute and deliver to the  Partners all such  instruments  and  documents,  and take or cause

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to be taken all such action, as the Partners may reasonably  request in order to effect the acquisition by the Partners of Merger Sub's Partnership Interest.



                                    ARTICLE 3



                         REPRESENTATIONS AND WARRANTIES



         SECTION 3.1  REPRESENTATIONS  AND WARRANTIES OF LIMITED PARTNERS.  Each

Partner jointly and severally, represent and warrant to ACI and Merger Sub that:



                  3.1.1  AUTHORITY.  Each  Partner has all  requisite  power and

         authority  to  enter  into  this   Agreement  and  to  consummate   the

         transactions  contemplated  hereby.  The execution and delivery of this

         Agreement and the consummation of the transactions  contemplated hereby have been duly  authorized by all necessary  action on the part of each

         Partner.  This  Agreement  has been duly executed and delivered by each

         Partner and constitutes a valid and binding  obligation of each Partner enforceable  in  accordance  with its  terms,  subject  to  bankruptcy,

         insolvency, fraudulent transfer, reorganization, moratorium and similar laws of  general  applicability  relating  to or  affecting  creditors'

         rights and to general equity principles.  The execution and delivery of this  Agreement  does not,  and the  consummation  of the  transactions contemplated  hereby will not,  result in any  Violation of any loan or credit agreement,  note, mortgage,  indenture,  lease, employee benefit plan or other agreement,  obligation,  instrument,  permit, concession,

         franchise,  license,  judgment, order, decree, statute, law, ordinance,

         rule or  regulation  applicable to either  Partner or either  Partner's properties  or  assets,  which  Violation  would  prohibit,  impair  or restrict  the ability of either  Partner to execute  and  deliver  this

         Agreement,  perform in accordance with the terms hereof,  or convey the

         Partnership  Interest to Merger Sub upon  exercise of the Option or the

         Second Option as contemplated hereby, or would materially and adversely affect the rights or benefits, or both, hereunder of ACI or Merger Sub.

         No  consent,  approval,  order or  authorization  of, or  registration,

         declaration or filing with, any  governmental  entity is required by or with respect to either  Partner in  connection  with the  execution and delivery of this  Agreement by either  Partner or the  consummation  by either Partner of the transactions contemplated hereby.



                  3.1.2 TITLE TO PARTNERSHIP  INTEREST.  Each Partner represents and warrants,  severally and not jointly,  and solely on behalf of such

         Person  individually,  to Merger Sub and ACI that: (i) Partner owns the

         Partnership  Interest set forth on Schedule  3.1.2 hereto  beneficially and of record,  free and clear of any and all Liens, and has full power and authority to convey the Partnership Interest, free and clear of any and  all  Liens,  and,  upon  delivery  of the  Assignment  by  Partner conveying  its  Partnership  Interest and payment for such  Partnership

         Interest as herein provided,  Merger Sub (or its designee) will acquire good and marketable title thereto, free and clear of any and all Liens;

         and (ii)  Partner's  Partnership  Interest  has been  duly and  validly issued and  Partner  has  funded (or will fund  before the same is past due) all capital contributions and advances to the Partnership that are required by the Partnership Agreement to be funded or advanced prior to the date hereof and the Closing Date.

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                  3.1.3  LITIGATION.  Except  as  disclosed  in the  Partnership

         Interest  Purchase  Agreement  and the schedules  thereto,  there is no

         action,  claim,  demand,  suit,  proceeding,   arbitration,  grievance,

         citation,  summons,  subpoena,  inquiry or investigation of any nature,

         civil, criminal,  regulatory or otherwise, in law or in equity, pending or threatened  against or relating to Billing or against or relating to the  transactions  contemplated by this Agreement,  and the Partners do not know or have  reason to be aware of any basis for the same.  Except as disclosed in the  Partnership  Interest  Purchase  Agreement and the

         schedules thereto, no citations,  fines or penalties have been asserted against  Billing  under  any  Environmental  Law  (as  defined  in  the

         Partnership Interest Purchase Agreement) or any foreign, federal, state or local law relating to occupational health or safety.



                  3.1.4 BROKERS AND FINDERS.  All negotiations  relating to this

         Agreement and the transactions contemplated hereby have been carried on without the participation of any person acting on behalf of Partners in such  manner as to give rise to any valid  claim  against ACI or Merger

         Sub  for  any  brokerage  or  finder's   commission,   fee  or  similar

         compensation.



                  3.1.5  DISCLOSURE.  No  representation  or  warranty by either

         Partner in this  Agreement  or by Billing or any  Selling  Partner  (as

         defined  in  the  Partnership   Interest  Purchase  Agreement)  in  the

         Partnership Interest Purchase Agreement or any statement or certificate furnished or to be furnished by or on behalf of Partner, Billing or any

         Selling  Partner  to ACI or  Merger  Sub or  their  representatives  in connection herewith or therewith or pursuant hereto or thereto contains or will contain any untrue  statement of a material  fact,  or omits or will omit to state any material  fact  required to make the  statements contained  herein or therein  not  misleading.  There is no fact (other than  matters of a general  economic or  political  nature which do not affect the business of Billing  uniquely) known to any Partner that has not been disclosed by Billing or any Selling  Partner to ACI that might reasonably be expected to have or result in a Material  Adverse  Effect

         (as defined in the Partnership Interest Purchase Agreement).



         SECTION 3.2  REPRESENTATIONS  AND WARRANTIES OF MERGER SUB.  Merger Sub

and ACI, jointly and severally, represent and warrant to the Partners that:



         3.2.1 CORPORATE STATUS AND  AUTHORIZATION.  Merger Sub is a corporation duly organized,  validly existing and in good standing,  under the laws of the State of Texas, the jurisdiction of its incorporation, with full corporate power and authority to execute and deliver this Agreement, to perform its  obligations  hereunder and to consummate the  transactions contemplated  hereby.  ACI is a  corporation  duly  organized,  validly existing and in good standing  under the laws of the State of Delaware,

         with full  corporate  power and  authority  to execute and deliver this

         Agreement,  to perform its obligations  hereunder and to consummate the transactions  contemplated hereby. The execution and delivery by Merger

         Sub and ACI of this Agreement, and the consummation of the transactions contemplated  hereby, have been, and on the Closing Date, the execution and  delivery  by the Merger Sub and ACI of the  Collateral  Agreements

         will have been, duly authorized

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         by all  requisite  corporate  action.  Merger  Sub  and ACI  have  duly executed and delivered  this  Agreement.  This  Agreement is, valid and legally binding obligations of Merger Sub and ACI,  enforceable against

         Merger Sub and ACI in accordance with their respective terms.



                  3.2.2  NO  CONFLICTS,   ETC.  The   execution,   delivery  and

         performance by Merger Sub of this Agreement and the consummation of the transactions  contemplated hereby, do not and will not conflict with or result in a violation of or under (with or without the giving of notice or the lapse of time,  or both) (i) the  articles of  incorporation  or by-laws or other  organizational  documents of Merger Sub or ACI,  (ii)

         any  applicable  law  applicable  to  Merger  Sub,  ACI or any of their affiliates or any of their  properties or assets or (iii) any contract,

         agreement or other  instrument  applicable to Merger Sub, ACI or any of their affiliates or any of their properties or assets,  except,  in the case of clause (iii),  for violations  and defaults that,  individually and in the  aggregate,  have  not and will not  materially  impair  the ability of ACI or Merger Sub to perform  their  obligations  under this

         Agreement or to consummate the  transactions  contemplated  hereby.  No governmental  approval is required to be obtained or made by Merger Sub or ACI in connection  with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.



                  3.2.3  LITIGATION.   There  is  no  action,   claim,  suit  or

         proceeding pending,  or to Merger Sub's or ACI's knowledge  threatened,

         by or against or  affecting  Merger  Sub or ACI in  connection  with or relating to the  transactions  contemplated by this Agreement or of any action taken or to be taken in connection  herewith or the consummation of the transactions contemplated hereby.



                  3.2.4 BROKERS AND FINDERS.  All negotiations  relating to this

         Agreement and the transactions contemplated hereby have been carried on without the participation of any person acting on behalf of Merger Sub,

         ACI or any of their  affiliates  in such  manner as to give rise to any

         valid  claim   against  any  Partner  for  any  brokerage  or  finder's

         commission, fee or similar compensation.



                  3.2.5  DISCLOSURE.  No  representation  or  warranty by ACI or

         Merger Sub contained in this  Agreement or any statement or certificate furnished  or to be  furnished  by or on behalf of ACI or Merger Sub to the  Partners  or  their  representatives  in  connection  herewith  or pursuant  hereto  contains or will  contain any untrue  statement  of a material  fact,  or  omits  or will  omit to state  any  material  fact required  to make  the  statements  contained  herein  or  therein  not misleading.  There is no fact (other than matters of a general economic or political nature which do not affect its business uniquely) known to

         ACI or Merger Sub that has not been  disclosed by ACI and Merger Sub to the Partners  that might  reasonably be expected to have or result in a

         Material Adverse Effect.

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                                    ARTICLE 4



                              ADDITIONAL AGREEMENTS



         SECTION 4.1 INDEMNIFICATION.  Each Partner agrees to indemnify,  defend and hold  harmless  ACI and Merger Sub and each of its  partners,  shareholders,

directors,  officers and affiliates,  on demand, for any damage,  loss, cost, or expense  (including  attorneys'  fees and  costs of  investigation  incurred  in defending  against or settling such damage,  loss,  cost or expense)  reasonably incurred by ACI or Merger Sub arising out of or in connection with any breach of any representation, warranty, agreement or covenant of either Partner under this

Agreement.  ACI and Merger Sub agree to indemnify,  defend and hold harmless the

Partners  and each of their  partners,  shareholders,  directors,  officers  and affiliates,  on demand,  for any  damage,  loss,  cost,  or  expense  (including attorneys'  fees and costs of  investigation  incurred in  defending  against or settling such damage, loss, cost or expense) reasonably incurred by the Partners arising out of or in connection with any breach of any representation, warranty,

agreement or covenant of ACI or Merger Sub under this Agreement.



         SECTION 4.2 CLOSING DOCUMENTS; REASONABLE EFFORTS. Subject to the terms and  conditions  of this  Agreement,  the  Partners and Merger Sub shall use all reasonable  efforts to take,  or cause to be taken,  all  action,  and to do, or cause to be done, all things  necessary,  proper or advisable  under  applicable laws and regulations,  to carry out the purposes and intent of this Agreement in accordance  with the terms hereof,  including  cooperating  fully with the other party,  providing information  reasonably required,  and making of all necessary filings, in each case, as expeditiously as is reasonably practicable. In case at any time  after the  Closing  any  further  action  is  required  or  reasonably necessary or  desirable to carry out the purposes and intent of this  Agreement,

the Partners and Merger Sub shall take all such actions  required or  reasonably necessary  or  desirable  to the  extent  permitted  under  applicable  laws and regulations.



         SECTION 4.3 NOTICE OF BREACH.  In the event of, and promptly after, the taking of any action or the impending or threatened occurrence of any event, the taking or occurrence of which would make untrue,  inaccurate or  misleading,  or

would   constitute   or  result  in  a  breach  or  violation  of,  any  of  the

representations,   warranties,   covenants  or  agreements  set  forth  in  this

Agreement,  the breaching  party shall  promptly give  detailed  written  notice thereof to the other party hereto. The breaching party shall promptly correct in writing any such  untrue,  inaccurate  or  misleading  representation  warranty,

covenant  or  agreement,  and shall use its best  efforts  to  prevent or remedy promptly any such breach,  and, in any event, shall promptly complete or correct in writing any information affected by any such breach.



         SECTION  4.4 SALE OR  ENCUMBRANCE  OF  PARTNERSHIP  INTERESTS.  Neither

Partner  shall  sell,  transfer,  assign  or allow any Lien to be placed on such

Partner's  Partnership  Interest  prior to the expiration of the Option Term and during any time period  thereafter that Merger Sub could acquire the Partnership

Interests under the Second Option.



         SECTION 4.5 TAX  ALLOCATION  DISTRIBUTION.  Subject to the  partnership agreement and  applicable  laws and so long as ACI shall  directly or indirectly elect the general partner, ACI shall



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cause the general  partner of the  Partnership  to  distribute an amount of cash sufficient  to enable  each  partner to pay its  portion  of federal  income tax arising from its allocable share of Partnership activities, assuming the highest marginal  tax rate under  Section 1 of the  Internal  Revenue  Code of 1986,  as

amended from time to time.



         SECTION 4.6 WITHDRAWAL OF CAPITAL.  In connection with the consummation of the HOLD  Merger  Agreement,  a  balance  sheet of the  Partnership  is to be prepared and is to contain a separate  statement  detailing the capital accounts of the Partners as at the closing of HOLD Merger  Agreement (the "Merger Closing

                                                                  --------------

Date"), in accordance with the regulations of the Internal Revenue Code of 1986,

----

as amended. Merger Sub shall cause the Partnership to distribute to the Partners cash in the amount equal to their respective  positive capital account balances,

if any, on the Merger  Closing  Date.  Such  distributions  shall be made by the

Partnership  in  four  equal  installments  beginning  on the  first  day of the calendar  quarter  beginning  after the date of the  balance  sheet  referred to herein is  provided  to ACI,  and on the first  day of the next  three  calendar

quarters   thereafter.   The  Partnership  shall  not  be  required  to  make  a

distribution to the Partners if (i) such distribution would reduce either of the capital  accounts of the  Partners to less than zero,  or (ii) if to do so would materially  adversely affect the cash flow  requirements of the Partnership.  If either condition shall exist on any distribution  date, that  distribution  date and all  future  distribution  dates  shall be  automatically  extended  for one calendar quarter.



         SECTION 4.7 LINE OF CREDIT.  ACI shall use its reasonable  best efforts to (i) maintain  Billings  existing  line of credit or (ii) replace such line of credit with comparable financing.



                                    ARTICLE 5



                               GENERAL PROVISIONS





         SECTION  5.1   SURVIVAL  OF   REPRESENTATIONS   AND   WARRANTIES.   The

representations  and warranties  contained in this  Agreement  shall survive the execution and delivery of this Agreement, any examination by or on behalf of the parties hereto and the completion of the  transactions  contemplated  herein and shall be true and correct on the Closing Date and the closing date of the Second

Option.



         SECTION 5.2 SEVERABILITY. If any provision of this Agreement, including

any  phrase,   sentence,   clause,  Section  or  subsection  is  inoperative  or

unenforceable for any reason,  such  circumstances  shall not have the effect of rendering the provision in question  inoperative or  unenforceable  in any other case or circumstance,  or of rendering any other provision or provisions  herein contained invalid, inoperative, or unenforceable to any extent whatsoever.



         SECTION 5.3 NOTICES. All notices, requests,  demands, waivers and other communications  required or permitted to be given under this Agreement  shall be in  writing  and  shall be  deemed  to have  been  duly  given if (a)  delivered personally, (b) mailed by first-class, registered or



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certified  mail,  return  receipt  requested,  postage  prepaid,  or (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram,



                  (a)      if to Merger Sub or ACI, to:



                           Avery Communications, Inc.

                           801 Greenview Drive

                           Grand Prairie, Texas  75050

                           Attention:  Patrick J. Haynes, III



                           with a copy to:



                           Bruce A. Cheatham, Esq.

                           Winstead Sechrest & Minick P.C.

                           1201 Elm Street, Suite 5400

                           Dallas, Texas  75270



                  (b)      if to Partners, to:



                           Harold D. Box or

                           David W. Mechler, Jr.

                           8000 Vantage Building A, Suite 2001

                           San Antonio, Texas  78230



                           with a copy to:



                           David Turlington, Esq.

                           P. O. Box 46068

                           San Antonio, Texas  78246

                           (210)342-0257



or, in each case,  at such other  address as may be  specified in writing to the other parties hereto.



         All such notices,  requests,  demands, waivers and other communications shall be deemed to have been  received  (w) if by  personal  delivery on the day after such  delivery,  (x) if by certified or  registered  mail,  on the seventh business day after the mailing thereof,  (y) if by next-day or overnight mail or delivery, on the day delivered,  (z) if by telecopy or telegram, on the next day following the day on which such  telecopy or telegram was sent,  provided that a copy is also sent by certified or registered mail.



         SECTION 5.4 HEADINGS.  The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or  interpretation of this Agreement.



         SECTION  5.5  ENTIRE  AGREEMENT.  This  Agreement  and the  Partnership

Interest  Purchase  Agreement and the  schedules  hereto  constitute  the entire agreement and supersede all prior



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agreements and  understandings,  both written and oral, between the parties with respect to the subject matter hereof.



         SECTION 5.6  COUNTERPARTS.  This  Agreement  may be executed in several counterparts,  each of which shall be deemed an original  and all of which shall together constitute one and the same instrument.



         SECTION 5.7 GOVERNING LAW, ETC. This Agreement shall be governed in all respects,  including as to validity,  interpretation and effect, by the internal laws of the State of Texas,  without giving effect to the conflict of laws rules thereof.  ACI,  Merger Sub, and each Partner  hereby  irrevocably  submit to the jurisdiction  of the courts of the State of Texas and the Federal  courts of the

United  States of  America  located  in the State of Texas,  City and  County of

Dallas,  solely  in  respect  of  the  interpretation  and  enforcement  of  the provisions of this Agreement and of the documents referred to in this Agreement,

and hereby waive, and agree not to assert,  as a defense in any action,  suit or proceeding for the interpretation or enforcement hereof or of any such document,

that it is not subject  thereto or that such action,  suit or proceeding may not be brought or is not  maintainable  in said courts or that the venue thereof may not be  appropriate  or that this  Agreement or any of such  document may not be enforced in or by said courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding  shall be heard and  determined in such a Texas State or Federal court. ACI, Merger Sub, and each Partner hereby consent to and grant any such court jurisdiction over the person of such parties and over the  subject  matter of any such  dispute  and agree  that  mailing  of process or other papers in connection  with any such action or proceeding in the manner  provided in Section  5.3, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.



         SECTION 5.8 BINDING  EFFECT.  This Agreement  shall be binding upon and inure  to  the  benefit  of the  parties  hereto  and  their  respective  heirs,

successors and permitted assigns.



         SECTION 5.9  ASSIGNMENT.  This  Agreement  shall not be  assignable  or otherwise  transferable by any party hereto without the prior written consent of the other parties hereto; provided,  however, that ACI may assign this Agreement

                          --------   -------

to Merger Sub and its successors and assigns,  and ACI and Merger Sub may assign this  Agreement to any lender to ACI or any  subsidiary or affiliate  thereof as security for obligations to such lender in respect of the financing arrangements entered into in connection  with the  transactions  contemplated  hereby and any

refinancings,   extensions,  refundings  or  renewals  thereof;  and,  provided,

                                                                       --------

further,  that no assignment to any such lender shall in any way affect ACI's or

-------

Merger Sub's obligations or liabilities under this Agreement.



         SECTION  5.10 NO THIRD  PARTY  BENEFICIARIES.  Except  as  provided  in

Section 4.1 with respect to  indemnification,  nothing in this  Agreement  shall confer any rights upon any person or entity  other than the  parties  hereto and their respective heirs, successors and permitted assigns.



         SECTION 5.11  AMENDMENT;  WAIVERS,  ETC. No amendment,  modification or discharge of this Agreement, and no waiver hereunder,  shall be valid or binding unless  set  forth in  writing  and duly  executed  by the  party  against  whom enforcement of the amendment, modification, discharge



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or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter  described in such writing and shall in no way impair the rights of the party  granting  such waiver in any other  respect or at any other time.  Neither  the  waiver  by any of the  parties  hereto  of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions,  to enforce any of the provisions of this

Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar  nature,  or as a waiver of any of such provisions,  rights or privileges hereunder. The rights and remedies herein  provided are  cumulative and are not exclusive of any rights or remedies that any party may otherwise  have at law or in equity.  The rights and remedies of  any  party  based  upon,  arising  out of or  otherwise  in  respect  of any inaccuracy or breach of any representation,  warranty,  covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act,  omission,  occurrence  or other state of facts upon which any claim of any such  inaccuracy or breach is based may also be the subject  matter of any other representation,  warranty,  covenant  or  agreement  as  to  which  there  is no inaccuracy or breach. The  representations  and warranties of Partners shall not be affected or deemed waived by reason of any investigation made by or on behalf of Merger Sub or ACI (including by any of their respective advisors, consultants or  representatives)  or by reason of the fact that  Merger Sub or ACI or any of such advisors, consultants or representatives knew or should have known that any such  representation or warranty is or might be inaccurate.  The representations and  warranties  of Merger Sub and ACI shall not be affected or deemed waived by reason of any investigation  made by or on behalf of Partners  (including by any of their respective  advisors,  consultants or  representatives) or by reason of the fact that Partners or any of such advisors,  consultants or  representatives knew or should have known that any such  representation  or warranty is or might be inaccurate.



         SECTION  5.12  CONVEYANCE  OF  GENERAL  PARTNER.  If  the  transactions contemplated by Section 3.1.10 of the Partnership Interest Purchase Agreement be

consummated as therein provided, each and every representation,  warranty, term,

condition and other provision of this Agreement affected thereby shall be deemed to be  automatically  modified  to  reflect  properly  and  give  effect  to the consummation of such transactions.





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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



                                    AVERY COMMUNICATIONS, INC.







                                    By:________________________________

                                             Patrick J. Haynes, III

                                             Chairman of the Board







                                    AVERY ACQUISITION SUB, INC.







                                    By:________________________________

                                             Patrick J. Haynes, III

                                             Chairman of the Board







                                    PARTNERS:





                                    ___________________________________

                                    Harold D. Box





                                    ___________________________________

                                    David W. Mechler, Jr.

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